What Happens Inside Our Buildings Matters Most BMO 2021 Real Estate Conference | September 14, 2021

Forward-Looking Statements This presentation contains “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995, that may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this presentation include, but are not limited to, all statements regarding the impact of the COVID-19 pandemic on our tenants, operators and Senior Housing - Managed communities, our expectations regarding the potential mitigating effects of the state and federal assistance programs available to our tenants, operators and Senior Housing - Managed communities, our expectations regarding the terms and timing of the RCA Mortgage Loan, our expectations regarding the impact of the COVID-19 pandemic on Avamere and the potential for governmental relief that would help mitigate the challenges faced by Avamere, our expectations regarding Avamere’s ability to timely satisfy its contractual lease obligations, our expectations regarding whether Avamere’s leases should be accounted for on a cash basis, and if so, the accounting impact of such change, and our strategic and operational plans, as well as all statements regarding expected future financial position, results of operations, cash flows, liquidity, financing plans, business strategy, the expected amounts and timing of dividends, projected expenses and capital expenditures, competitive position, growth opportunities and potential investments, plans and objectives for future operations and compliance with and changes in governmental regulations. These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast— that could cause actual results to differ materially from those set forth in or implied by our forward-looking statements. These risks and uncertainties include but are not limited to: the ongoing COVID-19 pandemic, including the risk of additional surges of COVID-19 infections due to the rate of public acceptance and efficacy of COVID-19 vaccines or to new and more contagious and/or vaccine resistant variants, and measures intended to prevent its spread, and the related impact on our tenants, operators and Senior Housing - Managed communities, including Avamere; the possibility that Avamere’s planned business initiatives will not be successful, or that Avamere will be unable to obtain sufficient, or any, additional government relief from HHS, to mitigate its cash flow constraints and pay its lease obligations; our ability to enter into agreements with RCA reflecting our proposed agreement regarding the RCA Mortgage Loan; our ability to close the RCA Mortgage Loan on the terms and timing described in this presentation or at all; our ability to enter into an agreement with Avamere reflecting our proposed agreement with Avamere; our dependence on the operating success of our tenants; the potential variability of our reported rental and related revenues following the adoption of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs, on January 1, 2019; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; the phasing out of the London Interbank Offered Rate (“LIBOR”) benchmark beginning after 2021; our ability to raise capital through equity and debt financings; risks associated with our investment in the Enlivant Joint Venture; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities. Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020. Forward-looking statements made in this presentation are not guarantees of future performance, events or results, and you should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law. September 14, 2021 BMO 2021 Real Estate Conference 2 Disclaimers

Tenant and Borrower Information This presentation includes information (e.g., EBITDARM Coverage and Occupancy Percentage) regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this presentation has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures related to Sabra Health Care REIT, Inc., including annualized cash NOI, net debt to adjusted EBITDA and funds from operations (FFO). These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Definitions” in the Appendix, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are also included in the Appendix to this presentation. September 14, 2021 BMO 2021 Real Estate Conference 3 Disclaimers

September 14, 2021 BMO 2021 Real Estate Conference 4 Our passion for quality care and deep industry experience uniquely position Sabra to succeed in the dynamic healthcare real estate market. We have the size, know-how and resilient balance sheet necessary to deliver long-term value to shareholders. Uniquely Positioned to Thrive

September 14, 2021 BMO 2021 Real Estate Conference 5 “We know what happens inside our buildings matters most. That’s why we align ourselves with operators who skillfully and compassionately care for the residents and patients in the buildings we own.” -Rick Matros (he/him), Chief Executive Officer STRATEGY

September 14, 2021 BMO 2021 Real Estate Conference 6 Our Strategy — Passion Meets Know-how Unique, Accretive Investments - Utilize our operational and asset management experience to identify and capitalize on new opportunities where off-market price dislocation exists. Support Operator Expansion - Be the capital partner of choice for the expansion and growth of leading operators with regional expertise and favorable demographics. Structure deals opportunistically across the capital stack. Creatively Financed Development - Pursue strategic development opportunities and long-term partnerships with leading developers. Optimize Portfolio - Continue to curate our portfolio to optimize diversification and maintain a mix of assets well-positioned for the future of healthcare delivery. STRATEGY

September 14, 2021 BMO 2021 Real Estate Conference 7 “By consistently and deliberately executing our strategy, we deliver long-term value to our shareholders and provide the capital our tenants need to invest in their business and deliver quality care.” -Talya Nevo-Hacohen (she/her), Chief Investment Officer STRATEGY IN ACTION

September 14, 2021 BMO 2021 Real Estate Conference 8 Expanding our Relationship with RCA STRATEGY IN ACTION ▪ Sabra intends to enter into an agreement to expand its relationship with Recovery Centers of America (“RCA”). Under the proposed agreement with RCA, Sabra would provide RCA a $325 million mortgage loan secured by eight inpatient addiction treatment centers located in the Northeast and Midwest regions of the US (the “RCA Mortgage Loan”). Six of the centers are stabilized while two properties, opened during the past 12 months, are projected to stabilize in 2022. ▪ RCA provides medically supervised detox, inpatient treatment as well as partial hospitalization and intensive outpatient treatment at these properties. In addition, RCA has continued to provide ongoing outpatient therapy throughout the pandemic utilizing its proprietary digital health platform. ▪ The RCA Mortgage Loan, if and when issued, will bear interest at 7.5% per annum, have an initial five-year term and provide Sabra with a right of first offer to acquire the underlying facilities should RCA decide to sell any of these treatment centers. ▪ This financing, if consummated, will mark Sabra’s second transaction with RCA. Sabra previously acquired and funded the redevelopment of a property in the Pittsburgh MSA, which is leased to RCA and operates as Recovery Centers of America at Monroeville. The RCA Mortgage Loan is expected to close in the fourth quarter of 2021 and is subject to entry by the parties into transaction documents reflecting their proposed agreement, customary due diligence and satisfaction of customary closing conditions.

September 14, 2021 BMO 2021 Real Estate Conference 9 Good for the Planet. Good for Our Stakeholders. Our inaugural ESG report is now available on our website at sabrahealth.com. “ESG principles are intrinsically tied to our objective to drive shareholder value by operating efficiently, sustainably and with our stakeholders’ best interest in mind.” -Rick Matros (he/him), Chief Executive Officer ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Committed to Diversity, Equity & Inclusion 55% As of August 31, 2021, women comprised 55% of our workforce and 64% of our management-level/leadership roles. 26% As of August 31, 2021, 26% of our team members self-identified as being members of one or more ethnic minorities. We believe our ethnic diversity is higher than reported as another 24% of our team members chose not to self-identify. September 14, 2021 BMO 2021 Real Estate Conference 10 ENVIRONMENTAL, SOCIAL AND GOVERNANCE

September 14, 2021 BMO 2021 Real Estate Conference 11 Ethics. Transparency. Accountability. Our strong, independent board brings unique skill sets and relevant experience that enrich our decision making. Healthcare Real Estate Finance Leadership Portfolio Management ESG Regulatory Risk Management Policy ENVIRONMENTAL, SOCIAL AND GOVERNANCE

PORTFOLIO

Our Success Is Predicated on a Healthy Portfolio

As of June 30, 2021

449
Investments[1]

75
Relationships

7
Years Wtd. Avg. Remaining Lease Term

72%	79%	77%	82%
SNF/TC	SH - Leased	SH - Managed	Hosp./Oth.

Average Occupancy Percentage[2]

40%
Skilled Mix[2]

2.27x	1.12x
SNF/TC/Hosp./Oth.	SH - Leased

Rent Coverage[2]

[1] Excludes (i) three real estate investments held for sale as of 6/30/2021 and (ii) our unconsolidated joint venture which consists of 158 facilities.
[2] Average Occupancy Percentage and Skilled Mix (together, "Operating Statistics") and EBITDARM Coverage for each period presented include only Stabilized Facilities owned by the Company as of the end of such period and only for the duration such facilities were owned by the Company and classified as Stabilized Facilities. Rent coverage based on EBITDARM coverage ratios. In addition, EBITDARM Coverage and Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears, and therefore, EBITDARM Coverage and Operating Statistics exclude assets acquired after 3/31/2021.

SABRA September 14, 2021 BMO 2021 Real Estate Conference 12

September 14, 2021 BMO 2021 Real Estate Conference 13 Delivering Quality Care

1 Concentrations are calculated using Annualized Cash NOI and exclude (i) three real estate properties held for sale as of the end of the current period and (ii) our unconsolidated joint venture which consists of 158 facilities and 7,056 units. Relationship and asset class concentrations use Annualized Cash NOI for real estate investments and investments in loans receivable and other investments. See the Appendix to this presentation for the definition of Annualized Cash NOI. Diverse Portfolio, Positioned to Perform September 14, 2021 BMO 2021 Real Estate Conference 14 Relationship Concentration1 Asset Class Concentration1 PORTFOLIO Avamere Family of Companies, 9.3% North American Healthcare, 7.9% Signature Healthcare, 7.9% Cadia Healthcare, 7.6% Signature Behavioral, 7.1%Holiday, 4.2% Enlivant, 1.4% Other, 2.9% Other, 51.7% Specialty Hospital and Other, 11.6% Senior Housing - Leased, 10.6% Senior Housing - Managed, 8.5% Interest and Other Income, 2.2% Skilled Nursing/ Transitional Care, 67.1% Managed (No Operator Credit Exposure), 8.5% As of June 30, 2021

September 14, 2021 BMO 2021 Real Estate Conference 15 “We invest in relationships with operators who are nimble and poised to deliver excellent care now and in the future.” -Peter Nyland, Executive Vice President, Asset Management PORTFOLIO

COVID-19 Impact on Our Business September 14, 2021 BMO 2021 Real Estate Conference 16 PORTFOLIO ▪ From the beginning of the COVID-19 pandemic through August 2021, we have collected 99.8% of our forecasted rents. While we have agreed to temporary pandemic-related rent deferrals for four tenants of two to nine months of rent, we have not granted any permanent pandemic-related rent concessions. Total pandemic-related rent deferrals equal $1.7 million (0.3% of Annualized Cash NOI). ▪ Despite the challenges of the pandemic, we have remained vigilant in maintaining a strong balance sheet. ▪ As of June 30, 2021, we had approximately $1.1 billion of liquidity, consisting of unrestricted cash and cash equivalents of $69.3 million and available borrowings of $1.0 billion under our revolving credit facility. On August 6, 2021, we established a new $500 million ATM program, which is fully available.

COVID-19 Impact on Our Portfolio September 14, 2021 BMO 2021 Real Estate Conference 17 PORTFOLIO AVAMERE ▪ Avamere Family of Companies (“Avamere”) leases 27 skilled nursing/transitional care facilities and one continuing care retirement community from us (primarily in Oregon, Colorado and Washington) and comprised 8.0% of our total revenue for the six months ended June 30, 2021. Oregon, Colorado and Washington have been hit particularly hard by the latest spike in COVID-19 cases as a result of the Delta variant which, combined with state mandated admissions limitations associated with any COVID-19 cases occurring in skilled nursing facilities in those states and increased labor pressure has resulted in recent census declines, labor cost increases and cash flow constraints for Avamere. ▪ In response to these constraints, we intend to enter into an agreement with Avamere whereby we will use Avamere’s $11.9 million letter of credit to fund rent for September through November of 2021 and continue to assess the possible need for further assistance beyond November. Under our proposed agreement with Avamere, Avamere will provide us additional credit enhancements and commit to replenishing the letter of credit over time. Avamere has also advised us that they have several new business initiatives which they expect will positively impact their cash flow. Furthermore, the potential for additional government relief for health care providers announced by the U.S. Department of Health and Human Services on September 10, 2021 could have a significant impact on Avamere’s need for any further assistance from us beyond November. ▪ Our evaluation of the impact of these recent events and the mitigation efforts on Avamere’s ability to pay its lease obligations in the future are ongoing and no determination has been made as to whether these leases should be moved to cash basis accounting in accordance with applicable accounting standards. We intend to complete that evaluation by the time we report our financial results for the quarter ending September 30, 2021. In the event we conclude Avamere’s leases should be accounted for on a cash basis, we would record a one-time write off of approximately $44 million of straight-line rent receivables and above-market lease intangible assets and cease booking non-cash rental revenue related to Avamere leases. Assuming no changes to contractual cash rent, eliminating non-cash rental revenue for Avamere would result in a decrease in total revenues of $0.4 million and $0.8 million for the fourth quarter of 2021 and full year 2022, respectively, and represent an increase in total revenues of $0.4 million in 2023.

COVID-19 Impact on Our Portfolio (Cont.) September 14, 2021 BMO 2021 Real Estate Conference 18 PORTFOLIO Overall, average occupancy in our portfolio continues to recover from its low point as vaccine uptake has been high among patients and residents across the acuity spectrum. However, while infection rates remain low in our portfolio, occupancy growth in our skilled nursing/transitional care portfolio has slowed as the Delta variant has spread. Some states have increased restrictions on admissions when either a resident or employee test positive and in some cases visitation restrictions have been put back in place. Elective surgeries have been substantially curtailed in many markets as hospitals planned for increases in COVID- 19 cases. The labor market remains extremely tight, requiring buildings to limit the number of admissions to allow the operator to balance existing patient care needs to available staff. TRIPLE-NET OCCUPANCY ▪ Average occupancy for our Skilled Nursing/Transitional Care portfolio hit a trough in the final weeks of December 2020. ▪ Our top eight Skilled Nursing operators, which comprise 71% of our Skilled Nursing rent as of June 30, 2021, saw increased average occupancy of 554 basis points from the late-December 2020 low point through the end of August 2021, a decrease of 47 basis points from the previous month. ▪ Skilled Mix census in our Skilled Nursing/Transitional Care portfolio stands 178 basis points higher as of the end of August 2021 compared to February 2020 pre-pandemic levels. ▪ Average occupancy for our Senior Housing - Leased portfolio bottomed out during the first half of February 2021 and has increased 716 basis points through the end of August 2021, an increase of 212 basis points from the previous month. ▪ Occupancy from February 2020 through the end of August 2021 for our Specialty Hospitals and Other portfolio, excluding one property in lease-up, is essentially unchanged and has remained strong throughout the pandemic.

COVID-19 Impact on Our Portfolio (Cont.) September 14, 2021 BMO 2021 Real Estate Conference 19 PORTFOLIO SENIOR HOUSING – MANAGED OCCUPANCY ▪ Average occupancy for our same-store, wholly-owned Senior Housing - Managed portfolio bottomed out during the first half of March 2021 and has increased 413 basis points through the end of August 2021. ▪ Average occupancy for our same-store, wholly-owned managed assisted living portfolio has increased 633 basis points since its low in late March, an improvement of 208 basis points from the previous month. ▪ Average occupancy for our same-store, wholly-owned managed independent living portfolio has increased 376 basis points since its low in early May, an improvement of 349 basis points from the previous month.

COVID-19: Mitigation September 14, 2021 BMO 2021 Real Estate Conference 20 PORTFOLIO ▪ In response to the COVID-19 pandemic, the federal government approved several relief packages that initially extended to just our Skilled Nursing/Transitional Care facility operators. However, since September 1, 2020, eligible assisted living and memory care facility operators were also permitted to apply for funding through the CARES Act, with the assistance received or expected to be received partially mitigating the negative impact of COVID-19.

PORTFOLIO

COVID-19: Mitigation (Cont.)[1]

Mitigation Source	Mitigates EBITDARM Reductions	Description	Estimated Available (All Sabra Relationships)
PRF:	Yes	The CARES Act has, to date, appropriated $178 billion to the Provider Relief Fund ("PRF") for hospitals and other health care providers nationwide to prevent, prepare for and respond to COVID-19, with such amount to be distributed through grants and other payment mechanisms. Thus far, approximately $145 billion of such appropriated amount has been funded, or made available for funding, through three phases of general distributions, various targeted distributions and certain performance-based incentive payments. However, some portion of the previously distributed funds has reportedly been returned by certain health care provider recipients resulting in an estimated remaining balance of $43.7 billion available for distribution.	$250 million [2]
Suspension of Medicare sequestration:	Yes	The CARES Act initially suspending the Medicare sequester (2% of all Medicare fee-for-service payments) from May 1–December 31, 2020 has since been extended to December 31, 2021.	$10 million
FMAP:	Yes	The Families First Coronavirus Response Act provides a temporary 6.2% increase in Federal Medical Assistance Percentages ("FMAP") retroactive to January 1, 2020 with continuation through December 31, 2021. States have discretion regarding the distribution of these funds to various healthcare providers.	$80 million
AAMP:		The CARES Act expanded the existing program to allow acute, cancer and children's hospitals to request accelerated and advance Medicare payment ("AAMP") of up to 100% of their Medicare payments for a six-month period, while critical access hospitals may request up to 125%. Other Medicare providers and suppliers (including physicians) may request up to three months advance payment. Repayment will not begin for one year from when the first loan disbursement was made and will be interest-free for up to 29 months.	$140 million [3,4]
Employer payroll tax delay:		Under the CARES Act, employers can defer payment of the 6.2% FICA tax on wages paid from March 27–December 31, 2020. 50% of the deferred payment is due by December 31, 2021, and the remaining 50% is due by December 31, 2022. All employers are eligible unless they have had a loan forgiven through the Paycheck Protection Program (see PPP below).	$40 million [3]
PPP:	Potentially	The Paycheck Protection Program ("PPP") established by the CARES Act has thus far been authorized to provide a total of up to $943 billion to fund special new loans to small businesses with fewer than 500 employees that have been affected by COVID-19. Through the PPP, the Small Business Association can provide businesses a maximum loan equal to 2.5x times its average monthly payroll costs, capped at $10 million with an aggregate corporate cap of $20 million. Loan amounts spent on payroll and certain other costs for eight weeks following loan origination would be forgiven.	$80 million

Total: $600M

[1] The following summarizes the aggregate amounts reported as being received by or made available to our operators from funding sources provided under the CARES Act through June 30, 2021.
[2] Amount includes estimated distribution to eligible senior housing operators equal to 2% of annual patient care revenue.
[3] Provides additional near-term liquidity for our operators.
[4] Benefit may be limited depending on reserve requirements under any working capital or other loans utilized by our operators.

SABRA September 14, 2021 BMO 2021 Real Estate Conference 21

COVID-19: Mitigation (Cont.) September 14, 2021 BMO 2021 Real Estate Conference 22 PORTFOLIO ▪ We estimate that our operators have received approximately $250 million from the PRF but have only recognized $200 million in their operating results to date. Recognition of the remaining $50 million is dependent on demonstration of need and any unused amounts may be required to be returned to the federal government. ▪ Currently, there is reportedly $43.7 billion remaining to be disbursed from the PRF, which includes funds returned by an assortment of health care providers. On September 10, 2021, the U.S. Department of Health and Human Services announced that it is making $25.5 billion in new funding available for health care providers affected by the COVID-19 pandemic. ▪ This funding includes $8.5 billion in American Rescue Plan resources for providers who serve rural Medicaid, Children’s Health Insurance Program, or Medicare patients, and an additional $17 billion for PRF Phase 4 for a broad range of providers who can document revenue loss and expenses associated with the pandemic.

Portfolio Spotlight – Behavioral September 14, 2021 BMO 2021 Real Estate Conference 23 PORTFOLIO Recovery Centers of America Monroeville, PA • Purchased a shuttered inpatient rehabilitation facility on a beautiful secluded, wooded site • Invested capital to renovate and reconfigure the building for a new use—inpatient detox and substance use disorder facility • RCA pre-leased the building under a long-term triple-net lease • Facility opened in December 2020, amid the pandemic • Allowed RCA to continue its growth with minimal capital outlay • Accretive transaction for Sabra

September 14, 2021 BMO 2021 Real Estate Conference 24 Advancing the Quality of Care We Work with Operators Who Are: • Committed to their mission • Nimble • Regional experts • In markets with favorable demographics • Well-positioned for the future of healthcare delivery OPERATORS

September 14, 2021 BMO 2021 Real Estate Conference 25 We Support Our Operators We Invest in Our Tenants’ Success: • Redevelopment • Expansion • Strategic development • Flexible equity and debt capital solutions OPERATORS

Driving Performance with Free Access to Industry-Leading Business Intelligence Tools September 14, 2021 BMO 2021 Real Estate Conference 26 OPERATORS

PointRight Solutions for SNF Tenants September 14, 2021 BMO 2021 Real Estate Conference 27 OPERATORS Data Integrity Audit (DIA) Real-time MDS verification analysis. Ensures accuracy and quality of MDS data with insights into PDPM reimbursement. Each MDS is checked for logical and clinical coding accuracy with helpful alerts to identify quality measure triggers and reimbursement items for compliance monitoring. • Utilizing the DIA tool, Sabra facilities increased reimbursement by $3.64 per day in Q2 2021. PointRight® Pro 30® Rehospitalization PointRight® Pro 30® Rehospitalization shows overall performance with rehospitalization, which clinical cohorts are being manage well and areas for improvement. Performance can be shared over time with healthcare partners for market positioning with key referral and payer sources. • From July 2019 to May 2021, Sabra facilities using Pro 30 have been able to reduce rehospitalization by as much as 0.6%. Five-Star FastTrack PointRight® Five-Star FastTrack® provides interactive monitoring and management of CMS Five- Star Quality Rating performance. The “What If” features allow setting of targets for improvement efforts. Enables proactive Five-Star performance management, helping users quickly attain and maintain optimal Five-Star ratings. • From March 2020 to June 2021, 10% of Sabra facilities have improved to a Five-Star Quality Measure.

September 14, 2021 BMO 2021 Real Estate Conference 28 “What started with a single sale/leaseback transaction for a senior living community in Indiana has grown into a multi-state, multi- community relationship. We truly value the collaboration, insight and support we receive from Sabra. Sabra is who we think about first when it comes to a capital partner to support our company’s growth.” – Tom Smith, Chief Executive Officer & Co-Founder Leo Brown Group OPERATORS

September 14, 2021 BMO 2021 Real Estate Conference 29 “We continue to enhance our strong balance sheet, which further positions us to capitalize on investment opportunities and paves the way for continued earnings growth.” – Harold Andrews, Jr., Chief Financial Officer PERFORMANCE

Balanced Capital Structure September 14, 2021 BMO 2021 Real Estate Conference 30 Common Equity Value 62% Secured Debt 1% Unsecured Debt 37% Capital Structure 1 Our diverse menu of capital options and $1.1 billion of available liquidity ensures that we have ready access to low cost capital to fund our growth. Our credit facility contains an accordion feature that can increase the total available borrowings to $2.75 billion (up from $2.0 billion plus CAD $125.0 million today). CONSOLIDATED ENTERPRISE VALUE $5.8B PERFORMANCE 1 As of 6/30/2021. Common equity value estimated using outstanding common stock of 220.8 million shares and Sabra’s closing price of $16.36 as of 9/10/2021.

Sabra 2Q 21 1 Investment grade peers median 2 LTM Net Debt to Adjusted EBITDA 4.75x 3 5.95x Interest Coverage Ratio 5.20x 4.46x Debt as a % of Asset Value 33% 41% Secured Debt as a % of Asset Value 1% 5% Strong Investment-Grade Credit Metrics September 14, 2021 BMO 2021 Real Estate Conference 31 1 Credit metrics (except Net Debt to Adjusted EBITDA) are calculated in accordance with the credit agreement relating to our revolving credit facility and the indentures relating to our unsecured senior notes. 2 Investment-Grade Peers consists of WELL, VTR, OHI and NHI. The metrics used to calculate Investment-Grade Peers Median are sourced from most recent public filings with the SEC and may not be calculated in a manner identical to Sabra’s metrics. 3 Net Debt to Adjusted EBITDA is calculated based on Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented. PERFORMANCE

Favorable Profile with Staggered Maturities September 14, 2021 BMO 2021 Real Estate Conference 32 PERFORMANCE 1 Term loans are pre-payable at par. Weighted Average Interest calculation is inclusive of related interest rate swaps. 2 Revolving Credit Facility is subject to two six-month extension options. (Dollars in millions) Debt maturity profile at June 30, 2021 1 2

Attractive Relative Valuation September 14, 2021 BMO 2021 Real Estate Conference 33 PERFORMANCE 2.2% 5.9% 14.3% 17.5% 23.2% 34.6% SBRA NHI LTC OHI CTRE Big 2 Average 7.3% 3.0% 4.9% 6.2% 6.7% 8.1% SBRA Big 2 Average CTRE NHI LTC OHI 10.1x 9.9x 11.6x 13.9x 14.0x 21.9x SBRA OHI NHI LTC CTRE Big 2 Average 19% 14% 18% 52% 40% 64% 67% 86% 76% 8% 59% 30% 14% 6% 40% 1% 6% SBRA CTRE OHI Big 2 Average LTC NHI Senior Housing Skilled Nursing Other 3% Forward FFO multiples 1 Dividend yield 2 Premium / discount to consensus NAV Portfolio composition (% annualized cash NOI) 4 Sources: SNL Financial as of 9/10/2021, unless otherwise noted. 1 Forward FFO multiple is calculated as stock price as of 9/10/2021 divided by the forward four quarter consensus FFO from SNL Financial. 2 Dividend yield is calculated as 2Q 2021 dividends declared per share annualized divided by stock price as of 9/10/2021. 3 Big 2 average consists of WELL and VTR. 4 Represents latest available concentration for peers from company filings as of 9/10/2021. 5 Based on Annualized Cash NOI for the quarter ended 6/30/2021. See the appendix to this presentation for the definition of Annualized Cash NOI. 3 3 3 3 5

Well-Positioned Portfolio September 14, 2021 BMO 2021 Real Estate Conference 34 PERFORMANCE SNF concentration 1 1 Represents latest available concentration and coverage for peers as of 9/10/2021. 2 Based on Annualized Cash NOI as of 6/30/2021 for real estate investments, investments in loans receivable and other investments. See the appendix to this presentation for the definition of Annualized Cash NOI. 3 Represents SNF EBITDARM Coverage for LTC and NHI; total portfolio EBITDARM Coverage for OHI and CTRE. 4 See appendix to this presentation for the definition of EBITDARM Coverage. Top five relationships concentration 1 SNF EBITDARM coverage 1,3 SH EBITDARM coverage 1 67% 30% 60% 76% 86% SBRA NHI LTC OHI CTRE 40% 37% 55% 61% 64% SBRA OHI LTC NHI CTRE 1.12x 0.99x 1.05x 1.08x 1.20x SBRA NHI LTC WELL VTR 1.99x 1.80x 1.94x 2.86x 2.87x SBRA OHI LTC CTRE NHI2 2 4 4

Appendix September 14, 2021 BMO 2021 Real Estate Conference

36 Non-GAAP Reconciliations APPENDIX September 14, 2021 BMO 2021 Real Estate Conference

37 APPENDIX September 14, 2021 Non-GAAP Reconciliations BMO 2021 Real Estate Conference

38 APPENDIX September 14, 2021 Non-GAAP Reconciliations BMO 2021 Real Estate Conference

39 APPENDIX September 14, 2021 Non-GAAP Reconciliations BMO 2021 Real Estate Conference

40 APPENDIX September 14, 2021 Non-GAAP Reconciliations BMO 2021 Real Estate Conference

41 APPENDIX September 14, 2021 Non-GAAP Reconciliations BMO 2021 Real Estate Conference

42 APPENDIX September 14, 2021 Non-GAAP Reconciliations BMO 2021 Real Estate Conference

Adjusted EBITDA. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger- related costs, stock-based compensation expense under the Company’s long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non-GAAP supplemental measure of operating performance. Annualized Cash Net Operating Income (“Annualized Cash NOI”). The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Annualized Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Annualized Cash NOI as Annualized Revenues less operating expenses, excluding COVID-19 Pandemic Expenses, and non-cash revenues and expenses. Annualized Cash NOI excludes all other financial statement amounts included in net income. Annualized Revenues. The annual contractual rental revenues under leases and interest and other income generated by the Company’s loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries, additional rents or Grant Income and are net of repositioning reserves, if applicable. Cash Net Operating Income (“Cash NOI”). The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income. COVID-19 Pandemic Expenses. COVID-19 Pandemic Expenses consist primarily of (i) personal protective equipment costs, (ii) incremental labor costs (including bonuses, hero pay and additional labor needed to implement new health and safety protocols) and (iii) incremental supply costs required to implement new health and safety protocols (e.g., disposable food containers and stronger disinfectants), in each case incurred by communities in our Senior Housing - Managed portfolio specifically as a result of the COVID-19 pandemic. EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company. EBITDARM Coverage. Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. September 14, 2021 BMO 2021 Real Estate Conference 43 APPENDIX Definitions

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”). The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“Nareit”), and adjusted funds from operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint venture, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint venture, and real estate impairment charges of both consolidated and unconsolidated entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, non-cash rental and related revenues, non-cash interest income, non-cash interest expense, non-cash portion of loss on extinguishment of debt, provision for loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint venture. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define AFFO differently than the Company does. Grant Income. Grant income consists of funds specifically paid to communities in our Senior Housing - Managed portfolio from state or federal governments related to the COVID-19 pandemic and were incremental to the amounts that would have otherwise been received for providing care to residents. Net Debt. The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements, net of cash and cash equivalents as reported in the Company’s consolidated financial statements. Net Debt to Adjusted EBITDA. Net Debt to Adjusted EBITDA is calculated as Net Debt divided by Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented. Occupancy Percentage. Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. September 14, 2021 BMO 2021 Real Estate Conference 44 APPENDIX Definitions

REVPOR. REVPOR represents the average revenues generated per occupied unit per month at Senior Housing - Managed communities for the period indicated. It is calculated as resident fees and services revenues, excluding Grant Income, divided by average monthly occupied unit days. REVPOR includes only Stabilized Facilities. Senior Housing. Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities. Senior Housing - Managed. Senior Housing communities operated by third-party property managers pursuant to property management agreements. Skilled Mix. Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Skilled Nursing/Transitional Care. Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities. Specialty Hospitals and Other. Includes acute care, long-term acute care, rehabilitation and behavioral hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care or Senior Housing. Stabilized Facility. At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non-stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities are typically reclassified to stabilized upon the earlier of maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care facilities and 90% for Senior Housing communities) or 24 months after the date of classification as non-stabilized. Stabilized Facilities exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being transitioned to a new operator, (iv) facilities being transitioned from being leased by the Company to being operated by the Company and (v) facilities acquired during the three months preceding the period presented. September 14, 2021 BMO 2021 Real Estate Conference 45 APPENDIX Definitions